Exhibit 10.1.33

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE

CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Agreement

This Agreement (this “Agreement”) is made effective as of this 6th day of March, 2016 (the “Effective Date”), by and between Intelsat Corporation, a corporation organized and existing und the laws of Delaware, whose principal office is located at 7900 Tysons One Place, McLean, VA 22102 (“Intelsat”), and Gogo LLC, a corporation organized and existing under the laws of the State of Delaware with offices located at 111 N. Canal Street, Chicago, IL 60606 (“Customer”).

WHEREAS, Intelsat and Customer have entered into that certain Master Service Agreement number 21078, dated 25 August, 2008 (the “Master Agreement”), for the provision by Intelsat to Customer of satellite services and teleport services for use by Customer; and

WHEREAS, the parties desire to commit to [***] of satellite, teleport and related services (the “Services”) across the Intelsat fleet of satellites [***]; and

WHEREAS, the parties desire to commit to a certain [***] OneWeb services; and

WHEREAS, Intelsat and Customer desire to set the rates for Services ordered by Customer to support Customer’s aero mobility platform commencing from the Effective Date and ending on December 31, 2023.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises set forth below, Intelsat and Customer mutually agree as follows:

1. [***]; Capacity Commitment and Performance. Subject to the limitations set forth below, Intelsat agrees to provide, and Customer agrees to accept and pay for, [***] across the Intelsat fleet of satellites and teleports as described in Table 2 set forth in Attachment 2 attached hereto (which Table 2 will be amended in the next thirty (30) days by the parties in good faith to add detail regarding coverage and spot beams), with [***]:

[***]

[***] All Services ordered under this Agreement shall be provided by Intelsat in accordance with the terms and conditions of a Service Order negotiated by the Parties in good faith under the Master Agreement as modified by this Agreement. In the event the Parties cannot agreed upon of such terms and conditions, any non-agreed terms and conditions will be industry standard terms and conditions, as supplied by an independent consultant with [***] of experience in such matters who is mutually selected by the Parties.

In the event Intelsat does not have the capacity available as outlined in Attachment 2 (as amended as provided above) that meets the performance specifications set forth in Attachment 3, including as a result of launch, satellite or transponder failures or other such failures due to factors outside Intelsat’s control, [***]. In the event of a launch delay of [***] of any satellite on which capacity is to be taken per Table 2 set forth in Attachment 2 attached hereto, [***].

In the event a Service experiences a Confirmed Failure as defined in the relevant Service Order that Intelsat has not been able to restore or mitigate to Customer’s satisfaction and Customer terminates such Service,[***]. In addition, if Customer experiences a Confirmed Outage that results in Intelsat providing Customer with an Outage Credit, [***].

2. OneWeb Service Commitment. Commencing on the date Intelsat starts providing interoperable OneWeb services [***] from commencement of service (the “OneWeb Service Term”), subject to agreement on price and a service order as provided below, Customer shall procure from Intelsat a minimum volume of interoperable OneWeb Services as follows:

Date upon which Intelsat starts providing OneWeb

[***]: [***]

Remainder of the OneWeb Service Term                             [***]

[***] Intelsat and Customer will negotiate in good faith a separate OneWeb capacity service agreement that contains detailed provisions for these services, including a requirement that the OneWeb capacity meet service specifications agreed by the parties, with credits and termination rights of Customer for service not meeting such specifications. [***]

3. [***] Term. The term of this Agreement shall commence on the Effective Date and expire at 23:59 GMT on December 31, 2023 [***] (the “[***] Term”).

4. [***]. [***]:

5. [***]. [***].

6. Rates. Customer shall be charged the rates listed on Attachment 1 attached hereto, for the respective Satellites described in Attachment 1. Additional services may be ordered by Customer outside this Agreement at rates agreed to by the Parties, which rates are intended to reflect volume discounts similar to those used in deriving the rates in Attachment 1.

7. Integrated Intelsat EpicNG / OneWeb Services. Intelsat and Customer will work together to define an integrated Intelsat EpicNG and OneWeb service platform for Aero use. Customer will manage this platform globally. The parties may enter into a distribution agreement whereby Intelsat is a distributor of Customer’s integrated aero service platform for wholesale sales.

8. [***]

9. [***]

10. [***]

11. [***]

11A. [***]

12. Portfolio Value. For purposes of calculating Customer’s Portfolio Value, Intelsat will, on 1 January of each calendar year during this Term of this Agreement, calculate the total value of all of Customer’s Service Orders in effect for the prior 12 month period which amount shall be Customer’s Portfolio Value.

13. Intelsat Ground and Teleport Services. For new services (including all Service ordered under this Agreement) and renewals, Intelsat shall provide Teleport Services to Customer at Intelsat owned teleports at the following rates:

Uplink Charges Provided hub:	With Customer
[***]	[***]
Local IP Termination:
	[***]	[***]
Collocation Space:	[***]	[***]

Intelsat further agrees to [***].

14. Termination. [***]

15. All Services contemplated by this Agreement shall be memorialized in the form of a Service Order, negotiated by the Parties in good faith under the Master Agreement. Should Customer contract for Services through an affiliate, such Service Orders shall be included when calculating Customer’s compliance with reaching the Annual Minimum Commitment. In the event of a conflict between the terms herein and the terms of the Master Agreement and/or any Service Order, the terms herein shall control.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

INTELSAT CORPORATION		GOGO LLC

BY:	/s/ Kurt Riegelman	BY:	/s/ Anand K. Chari

Name:	Kurt Riegelman	Name:	Anand K. Chari

Title:	SVP Sales and Marketing	Title:	EVP/CTO

Date:	March 6, 2016	Date:	March 6, 2016

ATTACHMENT 1

Table 1

By Beam Type (Ku-Band Only)	Flat Rate (MHz/month)	Comments

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

ATTACHMENT 2

Table 2

[***]